UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

Commission File No. 000-54359

In Media Corporation

(Exact name of registrant as specified in its charter)

Nevada	20-8644177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5872 Owens Avenue, #200, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

888-368-9696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 27, 2017, the Board of Directors approved changing accountants by retaining Fruci & Associates II, PLLC (“Fruci & Assoc.”) to act as our independent registered public accounting firm. The Company executed an agreement to retain Fruci & Assoc. on June 27, 2017. On or about August 25, 2017, Fruci & Assoc. commenced audits of the Company’s financial statements for the 12 month periods ended 2015 and 2016. On August 27, 2017, the Company formally ended its relationship with George Stewart, CPA (“GSCPA”) the Company’s former independent registered public accounting firm. The Company’s reason for the change of accountants is the Board’s understanding that GSCPA intends to cease, or at least greatly curtail, providing public company accounting work as part of its practice.

The Company has yet to file financial statements for the past two fiscal years for 2015 and 2016. As such, in connection with the audit for the past two fiscal years (of which there have been none) and through September 8, 2017, there were no disagreements with GSCPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, it not resolved to the satisfaction of GSCPA, would have caused GSCPA to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements.

Prior to engaging Fruci & Assoc., the Company did not consult with Fruci & Assoc. regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Fruci & Assoc. on the Company’s financial statements, and Fruci & Assoc. did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

Item 9.01 Financial Statements and Exhibits.

16.1Letter from George Stewart, CPA to the Securities and Exchange Commission, dated September 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2017	In Media Corporation

By: /s/ David Hunt
David Hunt, President